Exhibit 23.2

Paris Kreit & Chiu CPA LLP

733 Third Avenue, Floor 16, #1014

New York, NY 10017

(949) 326-CPAS (2727)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Malacca Straits Acquisition Company Limited of our report dated August 30, 2022 relating to the consolidated financial statements of Indiev, Inc., and Subsidiary for the year ended December 31, 2021, which appear in such registration statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLC

(formerly Paris Kreit & Chiu CPA LLC)

Los Angeles, California

February 2, 2023